UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2010
AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 949-5100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 1, 2010 (the “Closing Date”), American Reprographics Company (the “Company”) completed its previously announced private offering of its 10.5% Senior Notes due 2016 (the “Notes”). It also entered into a new $50 million Credit Agreement dated December 1, 2010 with Wells Fargo Bank, National Association (the “Credit Agreement”) and paid off in full amounts outstanding under its Credit and Guaranty Agreement dated December 6, 2007 with J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities, Inc. and Wachovia Capital Markets, LLC as joint book runners and joint lead arrangers and Wachovia Bank, National Association, as syndication agent (the “Credit and Guaranty Agreement”).
10.5% Senior Notes due 2016
On December 1, 2010, the Company closed on its offering of Notes in the aggregate principal amount of $200 million. The issue price was 97.824% with a yield to maturity of 11.0%. The Company received gross proceeds of $195,648,000 from the Notes offering. In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, certain subsidiaries of the Company named therein, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, as Trustee, and a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Notes (the “Initial Purchasers”). The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of the press release announcing the completion of the offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Indenture
Pursuant to the Indenture, the Company issued and sold to the Initial Purchasers $200 million aggregate principal amount of the Notes. The terms of the Indenture provide that, among other things, the Notes are general unsecured senior obligations of the Company and will be subordinated to all existing and future secured debts of the Company to the extent of the assets securing such debt. The Company’s obligations under the Notes are jointly and severally guaranteed by all of the Company’s domestic subsidiaries.
Interest on the Notes accrues at a rate of 10.5% per annum and is payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2011. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding June 1 and December 1.

Optional Redemption. At any time prior to December 15, 2013, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to the date of redemption. In addition, the Company may redeem some or all of the Notes on or after December 15, 2013, at redemption prices set forth in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to December 15, 2013, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 110.5% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption.
Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all of the then-outstanding Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.
Other Covenants. The Indenture contains covenants that limit, among other things, the Company’s and certain of its subsidiaries’ ability to (1) incur additional debt and issue preferred stock, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into certain transactions with affiliates, (5) create liens, (6) declare or pay any dividend or make any other distributions, (7) make certain investments, and (8) merge or consolidate with another person.
Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the then-outstanding Notes to be due and payable.
Use of Proceeds. Net proceeds from the offering of Notes was used by the Company to pay outstanding indebtedness under the Credit and Guaranty Agreement.
The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and the Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement
In connection with the offering of the Notes, the Company has agreed, pursuant to the Registration Rights Agreement, to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) with respect to a registered offer (the “Registered Exchange Offer”) and to use its commercially reasonable efforts to exchange the Notes for new notes of the Company (the “Exchange Notes”) having terms substantially identical in all material respects to the Notes within 365 days of the Closing Date. The Exchange Notes will generally be freely transferable under the Securities Act.
In addition, the Company has agreed under certain circumstances to file one or more shelf registration statements to cover resales of the Notes. In the event that (i) applicable interpretations of the staff of the SEC do not permit the Company to effect a Registered Exchange Offer, (ii) for any other reason the Registered Exchange Offer is not consummated within 365 days of the Closing Date, (iii) any holder of a Note notifies the Company following consummation of the Registered Exchange Offer that Notes held by such holder are not eligible to be exchanged for the Exchange Notes in the Registered Exchange Offer, or (iv) certain holders of the Notes are not permitted to participate in the Registered Exchange Offer or do not receive fully tradable Exchange Notes pursuant to the Registered Exchange Offer, the Company will, at its cost, (a) promptly file and use its commercially reasonable efforts to cause to become effective a shelf registration statement with the SEC covering resales of the Notes and (b) use its commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of two years after its effective date (subject to certain exceptions).
If (i) any registration statement required by the Registration Rights Agreement is not filed with the SEC on or prior to the date specified for such filing in the registration rights agreement as described above, (ii) any such registration statement is not declared effective by the SEC on or prior to the date specified in the Registration Rights Agreement as described above, (iii) the Company has not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of an exchange offer on or before the 365th day after the Closing Date or (iv) a registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure that is itself declared effective (each such event, a “Registration Default”), then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (provided that the additional interest may not accrue under more than one Registration Default at any one time) and shall increase by 0.25% per annum at the end of each subsequent 90-day period during which such Registration Default continues, up to a maximum additional rate of 1.00% per annum thereafter, until such Registration Default is cured.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.
Affiliates of certain of the Initial Purchasers were lenders under the Credit and Guaranty Agreement and received a portion of the proceeds from the offering of the Notes.

Credit Agreement
On the Closing Date, the Company and certain of its subsidiaries entered into the Credit Agreement with Wells Fargo Bank, National Association. The Credit Agreement provides for a $50,000,000 senior secured revolving line of credit, of which up to $20 million will be available for the issuance of letters of credit. The revolving line of credit will be available on a revolving basis during the period commencing after the Closing Date and ending on the sixth anniversary of the Closing Date and is secured by substantially all of the assets of the Company and certain of its subsidiaries. Advances under the revolving line of credit will be subject to customary borrowing conditions, including the accuracy of representations and warranties and the absence of events of default. The Company may borrow, partially or wholly repay its outstanding borrowings and reborrow, subject to the limitations, terms and conditions contained in the Credit Agreement.
The Company’s obligations under the Credit Agreement are guaranteed by its domestic subsidiaries and, subject to certain limited exceptions, are secured by security interests granted in all of the Company’s and the guarantors’ personal and real property.
Advances under the Credit Agreement will bear interest at LIBOR plus the “applicable rate.” The applicable rate will initially be 2.00%. The applicable rate will be determined based upon the consolidated leverage ratio for the Company with a minimum and maximum applicable rate of 1.50% and 2.00%, respectively. During the continuation of certain events of default all amounts due under the Credit Agreement will bear interest at 4.0% above the rate otherwise applicable. In addition, the Company will be required to pay an unused commitment fee on the average daily unused amount of the line of credit at the applicable rate, calculated and payable quarterly in arrears, as follows: if the consolidated leverage ratio is (i) greater than 3.00x, the unused commitment fee is 0.20%, (ii) less than 2.99x but greater than 2.00x, 0.15%, and (iii) less than 2.00x, 0.10%.
The Credit Agreement contains covenants which, among other things, require the Company to not exceed a maximum consolidated leverage ratio, not exceed a maximum consolidated senior secured debt leverage ratio and not go below a minimum consolidated interest coverage ratio. The Credit Agreement also contains covenants which, subject to certain exceptions as set forth in the Credit Agreement, restrict the Company’s ability to incur additional debt, grant liens or guaranty other indebtedness, pay dividends, redeem stock, pay or redeem subordinated indebtedness, make investments or capital expenditures, dispose or acquire assets, dispose of equity interests in subsidiaries, enter into any merger, sale of assets, consolidation or liquidation transaction, or engage in transactions with stockholders and affiliates. Covenants in the Credit Agreement also require that the Company provide periodic financial reports to the lenders, observe certain practices and procedures with respect to the collateral pledged as security, comply with applicable laws and maintain and preserve the Company and its subsidiaries’ properties and maintain insurance.

The Credit Agreement contains customary events of default, including failure to make payments when due under the Credit Agreement, payment default under and cross-default to other material indebtedness, breach of covenants, breach of representations and warranties, bankruptcy, material judgments, dissolution, and change of control.
In the ordinary course of their respective businesses, the lender under the Credit Agreement, or its affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust advisory or other financial services for the Company and its affiliates.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
On December 1, 2010, the Company paid all principal and interest payable under the Credit and Guaranty Agreement and the Credit and Guaranty Agreement was terminated in its entirety. The Company did not pay any material termination penalties in connection with termination of the Credit and Guaranty Agreement. See the disclosure under Item 1.01 above, which is incorporated into this Item 1.02 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

4.1
Indenture, dated as of December 1, 2010, among American Reprographics Company, certain subsidiaries of American Reprographics Company as guarantors thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 10.5% Senior Note due 2016 (included in Exhibit 4.1).

4.3
Registration Rights Agreement, dated as of December 1, 2010, among American Reprographics Company, certain subsidiaries of American Reprographics Company as guarantors thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

10.1	Credit Agreement, dated as of December 1, 2010, by and among American Reprographics Company, certain of its subsidiaries as guarantors, and Wells Fargo Bank, National Association.

99.1	American Reprographics Company Press Release, dated December 2, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2010	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description

4.1
Indenture, dated as of December 1, 2010, among American Reprographics Company, certain subsidiaries of American Reprographics Company as guarantors thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 10.5% Senior Note due 2016 (included in Exhibit 4.1).

4.3
Registration Rights Agreement, dated as of December 1, 2010, among American Reprographics Company, certain subsidiaries of American Reprographics Company as guarantors thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

10.1	Credit Agreement, dated as of December 1, 2010, by and among American Reprographics Company, certain of its subsidiaries as guarantors, and Wells Fargo Bank, National Association.

99.1	American Reprographics Company Press Release, dated December 2, 2010.